monogram

Orthopaedics Reimagined



This presentation contains offering materials prepared solely by Monogram Orthopaedics without the assistance of SI Securities, and not subject to FINRA Rule 2210. In addition, this presentation may contain forward-looking statements and information relating to, among other things, the company, its business plan and strategy, and its industry. These statements reflect management's current views with respect to future events based information currently available and are subject to risks and uncertainties that could cause the company's actual results to differ materially. Investors are cautioned not to place undue reliance on these forward-looking statements as they are meant for illustrative purposes and they do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made. Moreover, no person nor any other person or entity assumes responsibility for the accuracy and completeness of forward-looking statements, and is under no duty to update any such statements to conform them to actual results.

monogram

Using machine learning (AI), robotics, and 3D printing to enhance and improve joint replacement surgeries.

We believe the synthesis of these three technologies will help define the future of orthopaedics.

“I think custom bespoke implants and instrument sets are the way of the future.

If we could get to the point where we can take an image for a joint replacement, for instance, and we can send out an instrument set and an implant that is going to fit perfect…that real need will drive the adoption of this in the future.”

DAVID ILLINGWORTH, CEO
SMITH & NEPHEW

$27.2BN Joint Replacement Market



$7.9bn
$7.1bn
HIPS
'17
'21
$10.2bn
$8.5bn
KNEES
'17
'21

The Oligopoly


Zimmer Biomet
28%
~150 companies with revenue below $99MM
10%
5 companies with revenue between $100MM and $210MM
5%
MicroPort Orthopedics
1%
DJO Surgical
1%
Exactech
1%
Medacta
2%
Wright Medical
2%
Aesculap
2%
Smith & Nephew
9%
DePuy Synthes
19%
Stryker
20%

The top 4 players account for

76%

of the market

This slide represents management opinion and is meant for illustrative purposes. It does not represent the scope of competition in the marketplace, nor does it represent guarantees of future results, levels of activity, performance, or achievements

IT TAKES BILLIONS OF CAPITAL TO PLAY WITH THE BIG BOYS

HIP DISTRIBUTORS	INVENTORY	INVENTORY TURNOVER
ZIMMER BIOMET	$2bn	.26x
SMITH & NEPHEW	$1.2bn	.47x
STRYKER	$2.2bn	.46x

AN EFFICIENT INVENTORY MODEL CAN DISRUPT THIS PARADIGM

HOW IT'S DONE TODAY...


12mm
Right leg is 3 mm short

THE PLAN

THE EXECUTION





THE FIT

FOR HOSPITALS

FOR PATIENTS

FOR SURGEONS

OPERATING ROOM UTILIZATION

Every minute in the OR costs on average $62.

The average knee replacement surgery costs $4,4646.

EQUALIZING THE PLAYING FIELD



patients
HSS
2nd Largest
Average

Medicare patients that had elective total hip or total knee surgery



MONOPOLISTIC SUPPLY

Top 4 companies have 76% Market Share

We see only one navigated arm approved for TKS or THA and it costs $1M

UNREIMBURSED COSTS

6-7% of THA's and 4% of TKA's result in preventable readmissions that cost on average $36k

OPERATING EFFICIENCY

Avg. sterile processing cost between $0.35 and $0.51 per instrument

A hip case may use 7 trays and a knee case may use 5 trays

FOR HOSPITALS

FOR PATIENTS

FOR SURGEONS



1 in 5

patients are not satisfied with the results of their total knee replacement

THE PROCEDURE ISN'T PERFECT.

KNEES

Rate of readmission: 4%

Leading causes of preventable surgical readmission:

Aseptic Loosening
Periprosthetic Failure
Pain

FOR HOSPITALS | FOR PATIENTS | FOR SURGEONS



HIPS

Rate of readmission: 6-7%.

Leading causes of preventable surgical readmission:

Dislocation
Periprosthetic Failure
Mechanical Loosening

20%

of patients have uneven legs after hip replacements.

Orthopedic surgeons generate on average

$2.7M

of revenue for the hospital, the highest of any specialty. Time and efficiency are paramount.

AVOIDING COMPLICATIONS

Revision surgery costs $20k - $55k

CASE STUDY: CART BASED NAVIGATION


Navigation optimization:
Current robots are not well optimized for navigation or sharing robots between ORs
The cart takes up a lot of space in the OR, annoyance when not in use and less portable to share robot's between OR's
Line of site to markers required at all times

THE SOLUTION



This figure represents future offerings and are mock-ups, rather than images of an actual product. They do not represent guarantees of a future product or performance.

FOR HIPS

FOR KNEES

FOR ROBOTICS



This figure represents future offerings and are mock-ups, rather than images of an actual product. They do not represent guarantees of a future product or performance.

FOR HIPS

FOR KNEES

FOR ROBOTICS

STABILITY TESTING



RESULT:

Collaborative study with the UCLA Biomechanics Laboratory demonstrated a 7x improvement in initial stability against the current standard model femur

ISO 7206-6:

Simulated neck fatigue test: Stem completed 10,000,000 cycles at -5,340 N (1,200 lbs) – to validate 3D printing as the manufacturing method.



STRENGTH TESTING

FOR HIPS | FOR KNEES | FOR ROBOTICS

PATIENT MATCHED RIMS

The Monogram implant features a patient matched posterior and anterior rim for additional mechanical support

TRABECULAR METAL SURFACE

Advanced 3D printing technology allows Monogram to build lattices structures that promote natural biological fixation.



PATIENT MATCHED FINS

The fins at the periphery of the implant are designed to maximize contact with or near the inner cortical wall for maximum stability

MEDIAL AND LATERAL HUMPS

The humps mimic the natural curved anatomy of the medial and lateral plateau to minimize shear forces across the resection plane.

This figure represents future offerings and are mock-ups, rather than images of an actual product. They do not represent guarantees of a future product or performance.

FOR HIPS

FOR KNEES

FOR ROBOTICS



MICROMOTION TESTING

In surgery, the bone specimen will be precisely prepared with the Monogram robot to accommodate the patient specific surface features of the implant with extremely high accuracy.

For micromotion testing, the biomechanical specimen is stressed to simulate biomechanical loads to analyze the stability of the implant. The results of our implant will be compared to their generic equivalents.

This testing is currently underway.



PATIENT SPECIFIC

The Monogram implants are designed to perfectly restore patient anatomy while preserving bone stock (for future revisions) and maximizing the probability of a favorable outcome with near perfect alignment and maximized initial stability.

Many implant failures are driven by poor initial stability and poor initial alignment. By completely re-imagining implant design Monogram intends to usher in the future of implant design and delivery.

FOR HIPS | FOR KNEES | FOR ROBOTICS



This figure represents future offerings and are mock-ups, rather than images of an actual product. They do not represent guarantees of a future product or performance.

FOR HIPS FOR KNEES **FOR ROBOTICS**

NAVIGATED CUT PATH EXECUTION

Camera inputs are integrated into the control loop to account for movement of the target.



SURGEON GUI

The user interface allows the surgeon to visualize and interact with the workspace (for example to introduce dynamic boundaries)

Executing high-precision tracked cuts

FOR HIPS | FOR KNEES | **FOR ROBOTICS**


MacBook

Surgical Plan & Implant Generation

FULLY AUTOMATED
MACHINE BUILT

The pre-operative planning station imports the raw CT and auto-generates the implant and robotic cut path file for a highly optimized delivery of patient specific implants.

Features complex simulation algorithms that optimize placement and ensure pre-operative fit and function.

This figure represents future offerings and are mock-ups, rather than images of an actual product. They do not represent guarantees of a future product or performance.

NAVIGATED ROBOTIC ARM

stryker

No total hip solution (robot reams cup with no robotic stem prep) – haptics will likely present long-term efficiency issues

ZIMMER BIOMET

Neurosurgical robot retooled for hips & knees – no FDA approval and no cutting end-effector in demos

monogram

NO PATIENT SPECIFIC IMPLANTS

PATIENT SPECIFIC IMPLANTS

smith&nephew

Purchased Bluebelt navigated retracting burr system – we think the system will present long-term challenges for executing complicated cuts.

DePuy Synthes

Purchased Orthotaxy – total knee application – sagittal saw on a robotic mount for execution of planar cuts – not capable of milling cavities

NO NAVIGATED ROBOTIC ARM

CONFORMIS

"Patient specific" knee minimizes over-hangs and under-hangs – solution in search of a problem – no efficient delivery platform (custom jigs)

THE MONOGRAM PRODUCT

1 MEDICAL ROBOT
$495,000 Average Sales Price (ASP)





$50,000 ASP
2 END-EFFECTOR



CAPITAL EQUIPMENT

3 CUTTING TOOLS
$475 ASP





4 NAVIGATION CONSUMABLES
$125 ASP

5 IMPLANT
$4,778 ASP

6 LICENSING & SERVICE
$58,000 ASP



CONSUMABLES

This slide reflects management's current views with respect to future events based on information currently available and is subject to risks and uncertainties.
This slide is meant for illustrative purposes and does not represent guarantees of future results, levels of activity, performance, or achievements.

UNIT ECONOMICS

INITIAL PLACEMENT EST:
$603,000

PER CASE ASP EST:
$5,378

PER ACCOUNT ASP EST:

CASES/YR	REVENUE ESTIMATE
150	$806,758
300	$1,613,515
500	$2,689,192
1,000	$5,378,384
1,500	$8,067,575

STRATEGIC GROWTH PLAN

$10-20M Revenue

- Strategic placements at key academic institutions – relationship driven
- Focus on publishing surgeons & early adopters
- Sales supported by lean cost efficient structure


NEW ENGLAND BAPTIST ORTHOPEDIC HOSPITAL
RUSH UNIVERSITY
MOUNT SINAI HOSPITAL, NEW YORK
NYU MEDICAL CENTER, TISCH HOSPITAL
SUTTER ROSEVILLE MEDICAL CENTER
UC SAN DIEGO MEDICAL CENTER
UNIVERSTITY OF ARKANSAS
TAMPA GENERAL

These statements reflect management's current views based information currently available and are subject to risks and uncertainties that could cause the company's actual results to differ materially. Investors are cautioned not to place undue reliance on these forward-looking statements as they are meant for illustrative purposes and they do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made. Moreover, no person nor any other person or entity assumes responsibility for the accuracy and completeness of forward-looking statements, and is under no duty to update any such statements to conform them to actual results. The hospitals listed on the map are not yet clients and there is no indication that they will be clients. There are no agreements signed, or negotiations in place.

FDA STRATEGY

LEADING MEDICAL DEVICE CRO FOR REGULATORY, REIMBURSEMENT, COMPLIANCE, & QUALITY.

510(k) Pathway

Monogram will be claiming substantial equivalence to approved products already in the field

The objective is to realize FDA approval within 2-4 years


YR 0
FUNDING CLOSE
YR 1
V&V TESTING
YR 2
510(k) FDA SUBMISSION
YR 3
FDA APPROVAL
YR 4

This slide reflects management's current views with respect to future events based on information currently available and is subject to risks and uncertainties.
This slide is meant for illustrative purposes and does not represent guarantees of future results, levels of activity, performance, or achievements.

THE MONOGRAM TEAM



Douglas Unis
Founder, CMO

Associate Professor, Icahn School of Medicine @ Mt. Sinai, Chief of Quality Improvement, Mount Sinai West, Former Think Surgical Consultant



Benjamin Sexson, CFA
CEO

Mechanical Engineering, Caltech, Director of R&D and Business Development Pro-dex, Founder of Brides & Hairpins, VP Analytics MUFG



Brian Jin
Robotics Engineer

Master of Science Columbia University



Sulaiman Somani
Director, Software Development

Image processing, medical modeling
Georgia Tech, MSSM medical student

SCIENTIFIC MENTORS

Joel Burdick, PhD
Professor of Mechanical Engineering and Bioengineering; Jet Propulsion Laboratory Research Scientist

Robotics, kinematics, mechanical systems and control



Matt DiCicco
Robotics

Collaborative Robotics Engineer
MIT, JPL, Rethink Robotics

Laura Gilmour
Global Medical Business Development Manager

Former FDA, Smith & Nephew, Medtronic

Sophia Sangiorgio, PhD
Director, Biomechanics Laboratory

J. Vernon Luck, Sr., MD Orthopaedic Research Center Orthopaedic Institute for Children at UCLA

USE OF PROCEEDS


General Administrative 8%
Product Development 41%
Commissions 10%
Marketing 10%
Working Capital 12%
Payroll 19%

CAPITAL DEPLOYMENT

MONOGRAM WILL FOCUS CAPITAL ON PRODUCT DEVELOPMENT PRIORITIZING SPEED & CLINICAL BENEFIT. OUR INVESTMENTS IN FIXED MANUFACTURING ASSETS WILL BE LIMITED. MANAGEMENT BELIEVES THAT THE HIGHEST RETURNS ACCRUE TO TECHNOLOGY AND SALES, WHICH ARE DRIVEN BY DIFFERENTIATION AND SOLUTIONS THAT IMPROVE PATIENT LIVES. OUR CORE COMPETENCIES ARE ROBOTICS, SOFTWARE AND IMPLANT DESIGN. OUR CAPITAL DEPLOYMENT WILL FOCUS ON THESE AREAS.